NUTEX HEALTH Inc. reports fourth quarter and Full YEAR 2022 financial results

●	Total revenue of $219.3 million for the year ended 2022
●	Net cash from operating activities of $50.6 million for the YEAR ended 2022
●	Company expects to open 19 NEW facilities by mid-2025

HOUSTON, TX − (PRNewswire) – MARCH 2, 2023 – Nutex Health Inc. (“Nutex Health” or the “Company”) (NASDAQ: NUTX), a physician-led, technology-enabled integrated healthcare delivery system comprised of 19 state-of-the-art micro hospitals in 8 states and primary care-centric, risk-bearing physician networks, today announced fourth quarter and fiscal year 2022 financial results for the twelve months ended December 31, 2022.

Financial Highlights for the Year Ended December 31, 2022:

●	Total revenue of $219.3 million.
●	Net loss attributable to Nutex Health Inc. of $424.8 million. In Q3, the Company recognized a one-time non-cash impairment charge of $398.1 million to reduce the carrying amount of goodwill representing the excess over fair value of the assets acquired in the reverse business combination. Please read “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 10-K.
●	Adjusted EBITDA of $12.5 million.
●	Net cash from operating activities of $50.6 million.
●	As of December 31, 2022, the Company had total assets of $431.8 million, including cash and cash equivalents of $34.3 million.

Financial Highlights for the Three Months Ended December 31, 2022:

●	Total revenue of $53.7 million.
●	Net loss attributable to Nutex Health of $14.7 million.
●	Adjusted EBITDA of ($5.9) million.
●	Net cash from operating activities of $4.5 million.

Note:  EBITDA and Adjusted EBITDA are non-GAAP financial metrics.  A reconciliation of non-GAAP to GAAP measures is included below in this earnings release.

“Several factors affected our operating and financial results in 2022, including a significant non-cash goodwill impairment charge recognized in our third quarter, lower net revenue per patient visit due to the No Surprises Act and lower patient volumes due to fewer Covid-related visits,” stated Jon Bates, Chief Financial Officer of Nutex Health.

“We had a challenging 2022 but emerged as a stronger organization.  Looking forward, we remain focused on strategic and operating initiatives that we believe will yield positive results in the future.  First, we have solidified our revenue cycle management efforts specifically to cope with the IDR process related to NSA.  Second, we are increasing efforts to collect co-pays and co-insurance.  Third, we are making efforts to sign favorable contracts with insurers.  Fourth, we are accelerating contracting with local physicians to join our IPAs. Fifth, we are ramping up our marketing efforts. And finally, our Board has started a portfolio rationalization initiative to review a few underperforming facilities,” stated Tom Vo, M.D., MBA, Chairman and Chief Executive Officer of Nutex Health.

“We are intensely focused on executing on our long-term growth strategy.  On the micro-hospital side, one new facility went operational about three weeks ago.  We expect to open 5-6 more facilities this year, then 7-8 new facilities in 2024 and at least 5 more in 2025.  On the independent practice association (“IPA”) side, we are happy to report that over 45 primary care physicians have joined our IPA in Houston, over 25 have joined in South Florida and we are just getting underway in Phoenix.  We also plan to increase our investor relations efforts in 2023 by attending more healthcare investor conferences.  We would also like to note that we now have two banking analysts covering our Company and stock,” stated Warren Hosseinion, M.D., President of Nutex Health.

Notes to the Financial Highlights for the Twelve Months Ended December 31, 2022:

●	Nutex Health recognized a one-time non-cash goodwill impairment charge of $398.1 million in Q3 to reduce the carrying amount of goodwill representing the excess over fair value of the assets acquired in the reverse business combination.
●	The Company recognized a one-time non-cash charge of $18.4 million, net to income tax expense during the three months ended June 30, 2022 for the change in tax status of Nutex Health Holdco LLC and release of acquired valuation allowance for Clinigence. Prior to the merger with Clinigence, Nutex Health Holdco LLC and the Nutex Subsidiaries were pass-through entities treated as partnerships for U.S. federal income tax purposes. No provision for federal income taxes was provided for these periods as federal taxes were obligations of these companies’ members. After the merger, Nutex Health Holdco LLC became a wholly-owned subsidiary of Clinigence and will be included in its future consolidated corporate tax filings.
●	In our experience to date with the No Surprises Act (“NSA”), insurers often initially pay amounts lower than the Qualifying Payment Amount (“QPA”) which generally is the median in-network amount paid by the insurer without regard for other information relevant to the claim. This requires us to make appeals using the Independent Dispute Resolution (“IDR”) process. We are working within the established processes for the IDR and are having varying success at achieving collections higher than the established QPA. The NSA final rule, which became effective on October 25, 2022, is the subject of multiple legal challenges. It is difficult to predict the outcome of efforts to challenge or amend the final rule. Please read “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 10-Q.
●	On February 6, 2023, a Federal judge in Texas handed another win to the Texas Medical Association (“TMA”) and medical providers nationwide against the Department of Health and Human Services (“HHS”) over a challenge to the arbitration process between out-of-network providers and insurers that was established under the No Surprises Act. The judge vacated all of the revised regulations challenged by the TMA, including the HHS’s rule that arbitrators must primarily consider the QPA.
●	In the three months ended September 30, 2022, we reduced our estimate of the ultimate amounts of accounts receivable we will collect for prior periods due to the NSA. This change in estimate reduced revenue for the three months ended September 30, 2022 by approximately $29 million. Similar changes in estimates made in the first half of 2022 reduced accounts receivable and revenue by approximately $9.6 million.
●	The Company anticipates opening 19 new facilities by mid-2025. These facilities are either under construction or in advanced planning stages. There can be no assurance that these new facilities will open in the anticipated timeframes or that they will open at all.
●	The Company has a committed investment agreement for up to $100 million with Lincoln Park Capital which it has not used yet.

For more details on the Company’s Fourth Quarter and Fiscal Year 2022 financial results, please refer to our Annual Report on Form 10-K filed with the U.S. Securities & Exchange Commission and accessible at www.sec.gov.

NUTEX HEALTH INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$34,255,264	$36,118,284
Accounts receivable	57,777,386	112,766,317
Accounts receivable - related parties	538,183	1,993,117
Inventories	3,533,285	2,814,178
Prepaid expenses and other current assets	1,869,806	323,283
Total current assets	97,973,924	154,015,179
Property and equipment, net	82,094,352	151,912,500
Operating right-of-use assets	20,466,632	21,829,552
Financing right-of-use assets	192,591,624	64,614,781
Intangible assets, net	21,191,390	682,649
Goodwill, net	17,010,637	1,139,297
Other assets	423,426	456,085

Total assets	$431,751,985	$394,650,043

Liabilities and Equity
Current liabilities:
Accounts payable	$23,614,387	$13,582,664
Accounts payable - related parties	3,915,661	4,070,438
Lines of credit	2,623,479	72,055
Current portion of long-term debt	12,546,097	10,158,932
Operating lease liabilities, current portion	1,703,014	1,489,997
Financing lease liabilities, current portion	4,219,518	1,452,447
Accrued expenses and other current liabilities	6,240,813	6,864,426
Total current liabilities	54,862,969	37,690,959
Long-term debt, net	23,051,152	78,821,985
Operating lease liabilities, net	19,438,497	20,820,588
Financing lease liabilities, net	203,619,756	65,735,501
Deferred tax liabilities	10,452,211	-
Total liabilities	311,424,585	203,069,033

Commitments and contingencies

Equity:
Common stock, $0.001 par value; 900,000,000 shares authorized; 650,223,840 and 592,791,712 shares issued and outstanding as of December 31, 2022 and 2021, respectively	650,224	592,792
Additional paid-in capital	458,498,402	11,742,891
Retained earnings (accumulated deficit)	(363,285,925)	102,315,623
Nutex Health Inc. equity	95,862,701	114,651,306
Noncontrolling interests	24,464,699	76,929,704
Total equity	120,327,400	191,581,010

Total liabilities and equity	$431,751,985	$394,650,043

NUTEX HEALTH INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended December 31		Year ended December 31
	2022	2021	2022	2021

	Unaudited
Revenue:
Hospital division	$46,532,019	$63,401,665	$198,508,245	$331,531,311
Population health management division	7,192,054	-	20,786,061	-
Total revenue	53,724,073	63,401,665	219,294,306	331,531,311

Operating costs and expenses:
Payroll	26,466,650	27,204,359	102,892,734	86,349,088
Contract services	9,809,286	5,554,599	37,567,131	17,050,957
Medical supplies	2,791,779	2,598,746	12,118,893	12,514,367
Insurance expense	2,284,377	970,241	9,718,723	7,643,224
Depreciation and amortization	3,271,861	1,789,025	13,131,374	7,662,464
Other	8,569,796	5,799,380	30,413,069	21,030,253
Total operating costs and expenses	53,193,749	43,916,350	205,841,924	152,250,353

Gross profit	530,324	19,485,315	13,452,382	179,280,958

Corporate and other costs:
Acquisition costs	-	3,553,716	3,885,666	3,553,716
Impairment of goodwill	-	-	398,135,038	-
General and administrative expenses	6,309,235	394,619	18,030,832	5,462,344
Total corporate and other costs	6,309,235	3,948,335	420,051,536	9,016,060

Operating income (loss)	(5,778,911)	15,536,980	(406,599,154)	170,264,898

Interest expense, net	2,862,071	1,944,749	12,490,260	6,196,026
Other expense (income)	212,426	244,489	559,299	(5,422,144)
Income (loss) before taxes	(8,853,408)	13,347,742	(419,648,713)	169,491,016

Income tax expense (benefit)	1,805,176	(126,244)	13,090,905	965,731

Net income (loss)	(10,658,584)	13,473,986	(432,739,618)	168,525,285

Less: net income (loss) attributable to noncontrolling interests	4,093,593	(504,528)	(7,959,172)	35,931,957

Net income (loss) attributable to Nutex Health Inc.	$(14,752,177)	$13,978,514	$(424,780,446)	$132,593,328

Earnings (loss) per common share
Basic	(0.02)	0.02	(0.67)	0.22
Diluted	(0.02)	0.02	(0.67)	0.22

NUTEX HEALTH INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2022	2021	2020
Cash flows from operating activities:
Net income (loss)	$(432,739,618)	$168,525,285	$145,557,894
Adjustment to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	13,131,374	7,662,464	5,898,361
Amortization of debt issuance costs	50,354	-	-
Impairment of goodwill	398,135,038	-	-
Stock-based compensation expense	189,581	-	-
Rescission of warrant exercise expense	561,651	-	-
Other income - gain on PPP loan forgiveness	-	(5,546,597)	-
Deferred tax expense	4,996,209	-	-
Debt accretion expense	1,902,475	50,273	62,405
(Gain) loss on lease termination	-	(109,494)	1,118,303
Non-cash lease expense	64,143	97,578	58,241
Changes in operating assets and liabilities:
Accounts receivable	56,622,133	(5,392,614)	(71,234,706)
Accounts receivable - related party	1,454,934	(1,229,940)	-
Inventories	(719,107)	(1,088,489)	(825,773)
Prepaid expenses and other current assets	(1,419,139)	(233,114)	533,294
Accounts payable	10,018,100	6,365,978	3,826,271
Accounts payable - related party	(329,155)	(97,985)	2,404,307
Accrued expenses and other current liabilities	(1,311,865)	4,429,141	(726,840)
Net cash from operating activities	50,607,108	173,432,486	86,671,757

Cash flows from investing activities:
Acquisitions of property and equipment	(14,632,414)	(36,926,591)	(61,188,768)
Acquired cash in reverse acquisition with Clinigence	12,716,228	-	-
Cash related to deconsolidation of Real Estates Entities	(2,421,212)	(48,853)	-
Net cash from investing activities	(4,337,398)	(36,975,444)	(61,188,768)

Cash flows from financing activities:
Proceeds from lines of credit	2,623,479	-	1,000,000
Proceeds from notes payable	815,881	19,614,372	57,172,769
Repayments of lines of credit	(72,055)	(864,659)	(2,666,656)
Repayments of notes payable	(7,237,094)	(20,715,235)	(12,687,903)
Repayments of finance leases	(1,721,224)	(1,255,486)	(1,552,942)
Payment of debt issuance costs	-	(47,875)	(213,588)
Rescission of warrant exercise	(588,042)	-	-
Common stock issued for exercise of warrants	4,119,141	-	-
Common stock issued for exercise of options	644,974	-	-
Members' contributions	4,513,867	21,753,773	10,026,621
Members' distributions	(51,231,657)	(144,337,923)	(59,051,265)
Net cash from financing activities	(48,132,730)	(125,853,033)	(7,972,964)
Net change in cash and cash equivalents	(1,863,020)	10,604,009	17,510,025
Cash and cash equivalents - beginning of the year	36,118,284	25,514,275	8,004,250
Cash and cash equivalents - end of the year	$34,255,264	$36,118,284	$25,514,275

Non-GAAP Financial Measures

Adjusted EBITDA. Adjusted EBITDA is used as a supplemental non-GAAP financial measure by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance.

We define Adjusted EBITDA as net income (loss) attributable to Nutex Health Inc. plus net interest expense, income taxes, depreciation and amortization, further adjusted for stock-based compensation, certain defined items of expense, any acquisition-related costs and impairments. A reconciliation of net income to Adjusted EBITDA is included below. Adjusted EBITDA is not intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.

	Year ended December 31,
	2022	2021	2020
Reconciliation of net income (loss) attributable to Nutex Health Inc. to Adjusted EBITDA:
Net income (loss) attributable to Nutex Health Inc.	$(424,780,446)	$132,593,328	$105,969,885
Depreciation and amortization	13,131,374	7,662,464	5,898,361
Interest expense, net	12,490,260	6,196,026	6,432,941
Income tax expense	13,090,905	965,731	181,341
Allocation to noncontrolling interests	(4,837,514)	(5,751,066)	(3,615,787)
EBITDA	(390,905,421)	141,666,483	114,866,741
Stock-based compensation expense	189,581	-	-
Rescission of warrant exercise	1,243,059	-	-
Impairment of goodwill	398,135,038	-	-
Acquisition costs	3,885,666	3,553,716	-
Adjusted EBITDA	$12,547,923	$145,220,199	$114,866,741

3 months Ended
December 31, 2022
Unaudited
Reconciliation of net income (loss) attributable to Nutex Health Inc. to Adjusted EBITDA:
Net loss attributable to Nutex Health Inc.	$(14,752,177)
Depreciation and amortization	3,271,861
Interest expense, net	2,862,071
Income tax expense	1,805,176
Allocation to noncontrolling interests	(392,290)
EBITDA	(7,205,359)
Stock-based compensation expense	54,166
Rescission of warrant exercise	1,243,059
Adjusted EBITDA	$(5,908,134)

About Nutex Health Inc.

Headquartered in Houston, Texas and founded in 2011, Nutex Health Inc. (NASDAQ: NUTX) is a healthcare management and operations company with two divisions: a Hospital Division and a Population Health Management Division.

The Hospital Division owns, develops and operates innovative health care models, including micro-hospitals, specialty hospitals, and hospital outpatient departments (HOPDs). This division owns and operates 19 facilities in 8 states.

The Population Health Management division owns and operates provider networks such as Independent Physician Associations (IPAs). Through our Management Services Organization (MSO), we provide management, administrative and other support services to our affiliated hospitals and physician groups.  Our cloud-based proprietary technology platform aggregates clinical and claims data across multiple settings, information systems and sources to create a holistic view of patients and providers, allowing us to deliver greater quality care more efficiently.

Forward-Looking Statements

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. When used in this press release, the words or phrases “will”, "will likely result," "expected to," "will continue," "anticipated," "estimate," "projected," "intend," “goal,” or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, many of which are beyond the control of the Company.  Such uncertainties and risks include, but are not limited to, our ability to successfully execute our growth strategy, changes in laws or regulations, including the interim final and final rules implemented under the No Surprises Act , economic conditions, dependence on management, dilution to stockholders, lack of capital, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth and demand for products and services of the Company, newly developing technologies, the Company’s ability to compete, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition and the ability of the Company to obtain future financing. An extensive list of factors that can affect future results are discussed in the Current Report on Form 10-Q for the period ended June 30, 2022 under the heading “Risk Factors” in Part I, Item IA thereof, and other documents filed from time to time with the Securities and Exchange Commission. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release.

FOR ADDITIONAL INFORMATION:

Nutex Health, Inc.

Vivian Sanders – Investor Relations

investors@nutexhealth.com

Jennifer Smith Rodriguez – Media Contact

jsmith@nutexhealth.com